CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 14/Amendment No. 63 to Registration Statement Nos. 333-105335/811-09215 on Form N-6 of our report dated March 29, 2012, relating to the financial statements and financial highlights comprising each of the Investment Options of MetLife of CT Fund UL III for Variable Life Insurance appearing in the Prospectus, which is part of such Registration Statement, and our report dated March 22, 2012, relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009), appearing in the Statement of Additional Information, which is also part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 5, 2012